UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2010

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 26, 2010, the United States District Court for the Northern District of California (the “Court”) issued an order (the “Preliminary Order”) granting preliminary approval of a settlement of the consolidated shareholder derivative action captioned In re PMC-Sierra, Inc. Derivative Litigation, Master File No. C-06-05330-RS, and the state action captioned Meissner v. Bailey, et al., Santa Clara Superior Court Case No. 1-06-CV-071329 (together, the “Litigation”). The settlement, which is documented in a Stipulation of Settlement entered into among the parties to the Litigation on November 5, 2009 (the “Stipulation”), is subject to final approval by the Court which has scheduled a hearing on April 29, 2010 at 1:30 pm PST. PMC-Sierra, Inc. initially disclosed the settlement in its Quarterly Report on Form 10-Q for the period ended September 27, 2009, which was filed with the Securities and Exchange Commission (“SEC”) on November 6, 2009. Notice to stockholders is now being effected as set out in the Preliminary Order. A copy of the Preliminary Order is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K is provided in accordance with the Preliminary Order, which requires that PMC-Sierra, Inc. file with the SEC a copy of the Stipulation. The Stipulation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Preliminary Order

99.2	Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

	By:	/S/ MICHAEL W. ZELLNER
Michael W. Zellner
Vice President
Chief Financial Officer

Date: February 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Preliminary Order

99.2	Stipulation of Settlement

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